Exhibit 99.1

•                  Pharmacopeia announced additional positive results from the company’s Phase 1 multiple ascending dose (MAD) study of its lead internal product candidate, PS433540 (DARA).  The data demonstrated that PS433540 produced statistically significant, dose dependent increases versus placebo in plasma-renin activity levels, as well as reductions in systolic and diastolic blood pressure.  These findings are in addition to previously reported top line results from the MAD trial that showed all doses of PS433540 up to 1,000 mg daily for 2 weeks to be safe and well-tolerated.